UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021 (September 9, 2021)

Jackson Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Way Lansing, Michigan	48951
(Address of principal executive offices)	(Zip Code)

(517) 381-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	JXN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 10, 2021, Jackson Financial Inc. (the “Company”) borrowed an aggregate principal amount of $2.35 billion as follows:

•	$1.6 billion under the $1.7 billion senior unsecured delayed draw term loan facility that matures on May 21, 2022 (the “2022 DDTL Facility”) and

•	$750 million under the $1.0 billion senior unsecured delayed draw term loan facility that matures on February 22, 2023 (the “2023 DDTL Facility”).

The 2022 DDTL Facility and the 2023 DDTL Facility, which we refer to collectively as the “DDTL Facilities,” are described in the Company’s registration statement on Form 10, as amended (File No. 001-40274) (the “Registration Statement”). Any commitments under the DDTL Facilities in excess of the amounts borrowed were terminated in accordance with the terms of the Term Loan Agreement (as defined below).

The DDTL Facilities are governed by the Term Loan Agreement, dated as of February 22, 2021 (the “Term Loan Agreement”), as amended by Amendment No. 1, dated as of July 19, 2021 (“Amendment No. 1”), by and among the Company, the banks party thereto and Citigroup Global Markets Inc., as Administrative Agent. The descriptions of the Term Loan Agreement and Amendment No. 1 were previously reported in the Registration Statement under “Description of Certain Indebtedness.” The descriptions of the Term Loan Agreement and Amendment No. 1 are qualified in their entirety by reference to the full text of the Term Loan Agreement and Amendment No. 1, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

The Company intends to contribute a majority of the proceeds from the borrowings under the DDTL Facilities to Jackson National Life Insurance Company (“JNL”) (the “Capital Contribution”). On a pro forma basis adjusted for the Capital Contribution, JNL’s estimated risk based capital ratio as of June 30, 2021 would have been within the Company’s target range of 500% to 525%. With respect to the remaining amount of proceeds from the borrowings under the DDTL Facilities, the Company intends to (i) establish a minimum liquidity buffer of at least $250.0 million at the Company, and (ii) retain the balance of the proceeds of approximately $575.0 million at the Company. With respect to items (i) and (ii), such amounts are expected be used for general corporate purposes, including interest payments and debt repayment, holding company operating expenses, payment of dividends and other distributions to stockholders, which may include stock repurchases, and capital contributions, if needed, to our insurance company subsidiaries.

Item 3.03.	Material Modifications to Rights of Security Holdings.

On September 9, 2021, in connection with the separation and demerger of the Company from Prudential plc and the distribution by Prudential plc to its shareholders of shares of Class A Common Stock of the Company, the Company (i) amended and restated its amended and restated certificate of incorporation and (ii) the Company’s Second Amended and Restated By-laws became effective, forms of which were previously filed as exhibits to the Registration Statement. The descriptions of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws were previously reported in the Registration Statement under “Description of Capital Stock.” The descriptions of the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws are qualified in their entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description in Item 3.03 of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Jackson Financial Inc.

3.2	Second Amended and Restated Bylaws of Jackson Financial Inc.

10.1	Term Loan Agreement, dated as of February 22, 2021, by and among Jackson Financial Inc., the banks party thereto and Citigroup Global Markets Inc., as Administrative Agent (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form 10 (Registration No. 001-40274) filed March 22, 2021).

10.2	Amendment No. 1, dated as of July 19, 2021, to the Term Loan Agreement, dated as of February 22, 2021, among Jackson Financial Inc., the banks party thereto and Citibank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.9.1 to the Registration Statement on Form 10 (Registration No. 001-40274) filed July 29, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON FINANCIAL INC.

By:	/s/ Marcia Wadsten
Marcia Wadsten Executive Vice President and Chief Financial Officer

Date: September 10, 2021